Exhibit 3.1

AMENDED AND RESTATED
BYLAWS

OF

REALTY INCOME CORPORATION
As of December 12, 2007

ARTICLE I

DEFINITIONS

Whenever used in these Bylaws, unless the context otherwise requires, the terms defined in this Article I shall have the following respective meanings:

"ADVISOR" means any Person (other than a Director, officer or employee of the Corporation) to whom the Corporation may delegate the responsibility for directing or performing the day-to-day business affairs of the Corporation, including a Person or entity to which an Advisor subcontracts substantially all such functions.

"AFFILIATE" of a Person means (a) any other Person directly or indirectly controlling, controlled by and under common control with such Person, (b) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person, (c) any officer, director or general partner of such Person, or (d) if such Person is an officer, director or general partner, any Person for which such Person acts as an officer, director or general partner.  For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

"ANCILLARY SERVICES" means any business activity rendered in connection with, or incidental to, the Corporation's primary activity of leasing its properties, which generates revenue for the Corporation that would be treated by the IRS as Nonqualifying Income, including, but not limited to, the sale of goods and services to its tenants and others.

"APPRAISED VALUE" means the value of a property as determined by an appraisal made by one or more independent qualified appraisers selected in accordance with procedures established by the Board (and a majority of the Independent Directors as to any proposed acquisition from any Advisor, a Director or an officer or any Affiliate thereof).

"BOARD" means the Board of the Corporation, as constituted from time to time.

"BYLAWS" means the Bylaws of the Corporation, as in effect from time to time.

"CHAIRMAN OF THE BOARD" shall have the meaning assigned to such term in Section 4 of Article V hereof.

"CHARTER" shall mean the charter of Realty Income Corporation, as in effect from time to time.

"CHIEF EXECUTIVE OFFICER" shall have the meaning assigned to such term in Section 5 of Article V hereof.

"CHIEF OPERATING OFFICER" shall have the meaning assigned to such term in Section 6 of Article V hereof.

"CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

"COMMON STOCK" means the Common Stock of the Corporation, par value $1.00 per share.

"CORPORATION" means Realty Income Corporation, a Maryland corporation.

"DIRECTORS" means the directors of the Corporation.

"INDEBTEDNESS" of any Person means the principal of, premium, if any, and interest on, (i) all indebtedness of such Person (including Indebtedness of others guaranteed by such Person), incurred or assumed which is (A) for money borrowed or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind and (ii) amendments, renewals, extensions, modifications and refunding of any such indebtedness or obligation.

"INDEPENDENT DIRECTORS" means the Directors who are not employees of the Corporation or any Subsidiaries of the Corporation.

"INTERESTED PARTY" of the Corporation shall have the meaning ascribed to such term in Section 7 of Article VII.

"IRS" means the United States Internal Revenue Service.

"NONQUALIFYING INCOME" means income not described in Section 856(c) (2) of the Code, or any successor provision.

"PERSON" means an individual, a corporation, REIT, limited partnership, general partnership, joint stock company or an association, a joint venture, trust, bank, trust company, land trust, business trust or an estate, or any other entity and governmental agency and any political subdivision thereof, and also includes a group as that term is defined for purposes of Section 13(d) (3) of the Securities Act of 1933, as amended.

"PREFERRED STOCK" means the Preferred Stock of the Corporation, par value $1.00 per share, authorized to be issued in one or more classes or series under the Charter.

"PRESIDENT" shall have the meaning assigned to such term in Section 7 of Article V.

"REIT" means a real estate investment trust under Sections 856 to 860 the Code or any successor provisions.

"REIT PROVISIONS OF THE CODE" means Part II, Subchapter M of Chapter 1 of the Code, as now enacted or hereafter amended, or successor statutes, relating to REITs.

"SECRETARY" shall have the meaning assigned to such term in Section 9 of Article V.

"SUBSIDIARY" means, with respect to any Person, any other Person of which more than 50% of (i) the equity or other ownership interest or (ii) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

"TREASURER" shall have the meaning assigned to such term in Section 11 of Article V.

"VICE PRESIDENT" shall have the meaning assigned to such term in Section 8 of Article V.

"WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any other Person all the outstanding (i) equity or other ownership interest or (ii) voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof (in each case other than directors' qualifying shares) is owned at such time by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

ARTICLE II

OFFICES

Section 1.  PRINCIPAL OFFICE.  The principal office of the Corporation shall be located at such place or places as the Board may designate.

Section 2.  ADDITIONAL OFFICES.  The Corporation may have additional offices at such places as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1.  PLACE.  All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be stated in the notice of the meeting.

Section 2.  ANNUAL MEETING.  An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board during the month of May in each year, unless the Board elects to hold the meeting in any other month.

Section 3.  SPECIAL MEETINGS.

(a)           General.  The President, Chief Executive Officer or Board of Directors may call special meetings of the stockholders.  Subject to Subsection (b) of this Section 3, special meetings of stockholders shall also be called by the Secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

(b)           Stockholder Requested Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”).  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their duly authorized proxies or other agents), shall bear the date of signature of each such stockholder (or proxy or other agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14A-11 thereunder.  Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first (1st) date on which the Record Date Request Notice is received by the Secretary.

(2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their duly authorized proxies or other agents) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary.  In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or proxy or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Request Record Date.  Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials).  The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by Paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chief Executive Officer or Board of Directors, whoever has called the meeting.  In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation.  In fixing a date for any special meeting, the President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date.

(5) If at any time as a result of written revocations of requests for the special meeting, stockholders of record (or their duly authorized proxies or other agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days before the meeting if the Secretary has first sent to all other requesting stockholders written notice of such revocation and of intention to revoke the notice of the meeting.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Chief Executive Officer, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting.  Nothing contained in this Paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

Section 4.  NOTICE.  Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business or by any other means permitted by Maryland law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5.  SCOPE OF NOTICE.  Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.  No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 6.  ORGANIZATION.  At every meeting of stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated:  the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a chairman chosen by the stockholders by a majority of the votes cast by stockholders present in person or by proxy, shall act as chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman shall act as Secretary.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.  QUORUM.  At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.  VOTING.  A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.  Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation.  Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 9.  PROXIES. A stockholder may vote the stock owned of record by him, either in person or by proxy executed in any manner authorized by Maryland law by the stockholder or by his duly authorized agent.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 10. VOTING OF STOCK BY CERTAIN HOLDERS.  Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the President or a Vice President, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 11.  INSPECTORS.  At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

Section 12.  NOMINATIONS AND STOCKHOLDER BUSINESS

(a)           Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders.  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 P.M. Pacific Time on the 120th day nor earlier than the 150th day prior to the first (1st) anniversary of the mailing of the notice of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 P.M. Pacific Time on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of a postponement of such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.  Such stockholder’s notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 11(a), the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(3) Notwithstanding anything in the second sentence of Paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first (1st) anniversary of the mailing of the notice of the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 P.M. Pacific Time on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 12(b), and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b).  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by Paragraph (a)(2) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than 5:00 P.M. Pacific Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12.  The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

(2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.  Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 13.  VOTING BY BALLOT.  Voting on any question or in any election may be VIVA VOCE unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

ARTICLE IV

DIRECTORS

Section 1.  GENERAL POWERS.  The business and affairs of the Corporation shall be managed under the direction of its Board.

Section 2.  NUMBER, TENURE AND QUALIFICATIONS.  The Corporation shall have a board of seven (7) directors.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number thereof shall not be less than the minimum number required by the Maryland General Corporation Law ("MGCL"), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.  Except as provided in Section 10 of this Article IV with respect to vacancies, the directors shall be elected as provided in the Charter at the annual meeting of the stockholders, and each director so elected shall hold office until the next annual meeting of the stockholders and until his or her successor is elected and qualifies or until his or her death, retirement, resignation or removal.

Section 3.  ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board shall be held immediately after the annual meeting of stockholders, no notice other than this Bylaw being necessary.  The Board may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board without other notice than such resolution.

Section 4.  SPECIAL MEETINGS.  Special meetings of the Board may be called by or at the request of the Chairman of the Board, President or by a majority of the directors then in office.  The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board called by them.  The Board may provide, by resolution, the time and place for the holding of special meetings of the Board without notice other than such resolution.

               Section 5.  NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, electronic mail, United States mail or courier to each Director at his business or residence address.  Notice by personal delivery, telephone, electronic mail or a facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by courier shall be given at least two (2) days prior to the meeting.  Notice by mail shall be given at least three (3) days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Telephone notice shall be deemed to be given when the Director is personally given such notice in a telephone call to which he is a party.  Electronic mail notice shall be deemed to be given when such notice is sent to the Director at his electronic mail address as it appears on the records of the Corporation.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer back indicating receipt.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.  QUORUM.  A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

The Board present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7.  VOTING.  The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board, unless the concurrence of a greater proportion is required for such action by applicable statute, the charter or these Bylaws.  If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws.

Section 8.  TELEPHONE MEETINGS.  Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9.  INFORMAL ACTION BY DIRECTORS.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if consent in writing or by electronic transmission to such action is given by each director and such consent is filed with the minutes of proceedings of the Board.

Section 10.  VACANCIES.  If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder.  Any vacancy on the Board for any cause other than an increase in the number of directors shall be filled by a majority vote of the remaining directors, although such majority may be less than a quorum.  Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.  Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board.  Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified.

Section 11.  COMPENSATION OF DIRECTORS.  Unless otherwise restricted by the Charter or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 12.  LOSS OF DEPOSITS.  No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 13.  SURETY BONDS.  Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 14.  RELIANCE.  Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

Section 15.  COMMITTEES OF DIRECTORS.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  The Board may delegate to such committee any of the powers of the Board, except as prohibited by law.

Section 16.  COMMITTEE MEETINGS.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee.  The Board may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide.  Each committee shall keep minutes of its proceedings.  Members of a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 17.  INFORMAL ACTION BY COMMITTEES.  Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting; if consent in writing or by electronic transmission to such action is given by each member of the committee and such consent is filed with the minutes of proceedings of such committee.

Section 18.  COMMITTEE VACANCIES.  Subject to the provisions hereof, the Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.  GENERAL PROVISIONS.  The officers of the Corporation shall be chosen by the Board and shall include a President, a Secretary and a Treasurer and may include a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers.  In addition, the Board may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable.  The officers of the Corporation shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of stockholders except that the Chief Executive Officer or President may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided.  Any two or more offices except President and Vice President may be held by the same person.  In its discretion, the Board may leave unfilled any office except that of President, Treasurer and Secretary.  Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2.  REMOVAL AND RESIGNATION.  Any officer or agent of the Corporation may be removed, with or without cause, by the Board if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary.  Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.  VACANCIES.  A vacancy in any office may be filled by the Board for the balance of the term.

Section 4.  CHAIRMAN OF THE BOARD.  The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by these Bylaws.

Section 5.   CHIEF EXECUTIVE OFFICER.  The Board may designate a Chief Executive Officer.  In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Corporation.  The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board, and for the management of the business and affairs of the Corporation.  He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors of by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.  CHIEF OPERATING OFFICER.  The Board may designate a Chief Operating Officer.  The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board or the Chief Executive Officer.

Section 7.  PRESIDENT.  The Board shall designate a President.  The President shall have the responsibilities and duties as set forth by the Board or the Chief Executive Officer.

Section 8.  VICE PRESIDENT.  In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board.

Section 9.  SECRETARY.  The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by the Board.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and, if required, of the Board, and shall perform such other duties as may be prescribed by the Board or these Bylaws.  He or she shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 10.  ASSISTANT SECRETARIES.   If there shall be one, the Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, or if there be no such determination, the Assistant Secretary designated by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 11.  TREASURER.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board.  He or she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board, he or she shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 12.  ASSISTANT TREASURER.   If there shall be one, the Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, or if there be no such determination, the Assistant Treasurer designated by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 13.  SALARIES.  The salaries and other compensation of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

ARTICLE VI

STOCK

Section 1.  CERTIFICATES.  Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them.  The issuance of shares of stock in uncertificated form shall not affect shares already evidenced by a certificate until the certificate is surrendered to the Corporation.  In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Corporation in the manner permitted by the Maryland General Corporation Law (the "MGCL") and contain the statements and information required by the MGCL.  In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are evidenced by certificates.

Section 2.  TRANSFERS.  The Board of Directors shall have the power to make such rules and regulations as it may deem appropriate concerning the issue, transfer and registration of shares of stock of the Corporation and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3.  REPLACEMENT CERTIFICATES.  Subject to the provisions of Section 1 of this Article VII, any officer designated by the Board may direct a new certificate to be issued, or may direct that the shares that would have been evidenced thereby be registered on the stock ledger, in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed.  When authorizing the issuance of a new certificate or such registration, an officer designated by the Board may, in his discretion and as a condition precedent to such issuance or registration, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give such bond, with sufficient security, to the Corporation to indemnify it against loss or claim which may arise as a result of the issuance of a new certificate or registration of such shares.

Section 4.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  The Board may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of  stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.  STOCK LEDGER.  The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.  FRACTIONAL STOCK; ISSUANCE OF UNITS.  The Board may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the charter or these Bylaws, the Board may issue units consisting of different securities of the Corporation.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VII

INVESTMENT POLICY AND RESTRICTIONS

Section 1.  INVESTMENT.  The Corporation intends to invest, directly or indirectly, in such real estate investments as may be approved by the Board from time to time.  Subject to the restrictions of this Article VII, the Corporation's investments may be acquired in such manner, through such means and upon such terms and conditions as may be determined by the Board, and such investments may include, but are not limited to, direct acquisitions by the Corporation of real estate interests as well as investments in corporations, business trusts, general partnerships, limited partnerships, joint ventures or other legal entities and other investments.  All investments made by the Corporation, except those pursuant to Article VII, Section 4, must be approved by a majority of the directors or made in accordance with guidelines approved by the Board and which are in effect at the time the investments are made by the Corporation's management.

Section 2.  TAX TREATMENT AS A REIT.  As soon as the Corporation commences doing business, the Corporation shall use its best efforts to be eligible for tax treatment as an REIT under the Code, shall make such elections and filings, and take such other actions as may be necessary, to be treated as a REIT under the Code, and shall thereafter conduct its business to continue to qualify as a REIT under the REIT Provisions of the Code.

Section 3.  NO LIABILITY TO QUALIFY AS REIT.  Although a general purpose of the Corporation is to qualify as a REIT under the REIT Provisions of the Code, no director, officer, employee, agent or independent contractor of the Corporation shall be liable for any act or omission resulting in the loss of tax benefits under the Code.

Section 4.  SPECIFIC INVESTMENTS.  Pending investment or reinvestment of the Corporation's assets in the type of investments described in Article VII, Section 1, the Corporation may invest its assets in investments such as:  (a) United States government securities, (b) bankers' acceptances, (c) certificates of deposit, (d) bank repurchase agreements covering securities of the United States government or governmental agencies, (e) commercial paper rated A-1 (or the equivalent) or better by Moody's Investors Services, Inc. or any other nationally-recognized rating agency, (f) interest-bearing time deposits in banks and thrift institutions, (g) money market funds, (h) mortgage-backed or related securities issued or guaranteed by the United States government or its agencies, (i) debt securities or equity securities collateralized by debt securities rated A-1 (or the equivalent) or better by Moody's Investors Services, Inc. or any other nationally-recognized rating agency, (j) other short- or medium-term liquid investments or hybrid debt/equity securities approved by the Board, or (k) any combination of the foregoing investments.

Section 5.  RESERVES.  The Corporation may retain, as a permanent reserve, such funds as the Board deems reasonable, in cash and in the types of investments described in Section 4 of this Article VII.

Section 6.  INVESTMENT RESTRICTIONS.  The Corporation shall not:  (a) invest in foreign currency, bullion, commodities or commodity future contracts; (b) invest in contracts for the sale of real estate; (c) engage in underwriting or the agency distribution of securities issued by others; (d) issue "redeemable securities" (as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended), "face amount certificates of the installment type" (as defined in Section 2(a)(15) thereof) or "periodic payment plan certificates" (as defined in Section 2(a)(27) thereof); or (e) engage in short sales or trading activities in securities, except for purposes of hedging the Company's short-term investments and obligations.

Section 7.  RESTRICTIONS UPON DEALINGS BETWEEN THE CORPORATION AND INTERESTED PARTIES.

(a) General Restrictions.  Except as provided in this Section 7, the Corporation shall not engage in a transaction described in this Section 7 with any director, officer, any advisor, any person owning or controlling 10% or more of any class of the Corporation's outstanding voting securities, or any Affiliate of any of the aforementioned (individually, the "Interested Party" and collectively, the "Interested Parties"), except in compliance with the restrictions contained in this Section 7.  Any transaction between the Corporation and any of the Interested Parties made in compliance with the requirements of this Section 7 shall be valid notwithstanding such relationship, and such Interested Party shall not be under any disability from or have any liability as a result of entering into any such transaction with the Corporation.

(b) Sales to the Corporation.  Except as provided in this Paragraph (b), the Corporation shall not purchase property from any of the Interested Parties unless, after disclosure to the Board of the interest of the Interested Party in the proposed transaction, a majority of directors not otherwise interested in such transaction (including a majority of the Independent Directors) has in good faith determined that (x) the property is being offered to the Corporation upon terms fair and commercially reasonable to the Corporation and at a price not greater than the cost of such asset to the selling party or its Appraised Value, and (y) the cost of such property and any improvements thereof is clearly established at the time of the proposed transaction and, regardless of such property's Appraised Value, if such cost is less than the price to be paid by the Corporation, some material change has occurred to the property which would increase its value after the selling party acquired an interest therein.  The passage of time, increases in gross revenues, substantial repairs, rehabilitation or improvements, and the receipt of permits, consents, approvals, licenses and other authorizations from governmental agencies or bodies, may be regarded as events increasing the value of the property and supporting a price in excess of the selling entity's costs.

(c) Sales by the Corporation.  The Corporation shall not sell property to any Interested Parties, unless the interest of any such Interested Party in such proposed transaction has been disclosed to the Board and a majority of directors not otherwise interested in such transaction (including a majority of the Independent Directors) have determined in good faith that the transaction is fair, competitive and commercially reasonable to the Corporation and on terms and conditions not less favorable than the terms and conditions that would have been made available from unaffiliated third parties.

(d) Loans to the Corporation.  The Corporation shall not borrow funds from, any of the Interested Parties unless, after disclosure to the Board of the interest of the Interested Party in the proposed transaction, a majority of Directors not otherwise interested in such transaction (including a majority of the Independent Directors) have determined in good faith that the transaction is fair, competitive and commercially reasonable to the Corporation and on terms and conditions no less favorable to the Corporation than loans between unaffiliated lenders and borrowers under the same circumstances.

Section 8.  CORPORATION'S RIGHT TO BORROW FUNDS.  Subject to the restrictions contained in this Section 8, the Corporation may, at any time, at the discretion of the Board, create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to any Indebtedness, on a secured or unsecured basis, and in connection therewith execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations (which may be convertible into shares of capital stock or other equity interests or be issued together with warrants to acquire shares of capital stock or other equity interests).

Section 9.  PURSUIT OF ANCILLARY SERVICES.

(a) The Corporation may provide any Ancillary Services to its tenants or others as long as the Board believes in good faith that the Corporation's pursuit of such Ancillary Services would not jeopardize the Corporation's qualification as a REIT under the Code.

(b) In the event that the Corporation's pursuit of one or more of the Ancillary Services might jeopardize the qualification of the Corporation as a REIT under the Code, the Corporation may, in lieu of offering such Ancillary Services directly:

(i) Restructure the manner in which such Ancillary Services are offered to the Corporation's tenants or others, alter the pricing of other Ancillary Services or take such other action as the Corporation deems necessary;  (ii) Invest in one or more other entities which directly provide the Ancillary Services to the Corporation's tenants or others; or  (iii) Permit others, including Interested Parties, to offer the Ancillary Services to the Corporation's customers or others or to use the Corporation's properties as a site for offering such services, if such permission is granted in compliance with the terms of Paragraph (c) of this Section 9; PROVIDED, HOWEVER, that, in each such instance, the Board has received an opinion from tax counsel or a ruling from the IRS that such action, subject to the qualifications and restrictions imposed by the Board, and such other assumptions as the Board may reasonably establish, would not disqualify the Corporation from taxation as a REIT under the Code.

(c) The Corporation may permit one or more third parties in addition to an Advisor (including entities in which a Director, officer or an Affiliate thereof has an interest), to offer Ancillary Services to its customers or others, or to use the Corporation's properties as a site for offering such Ancillary Services, if the Board has in good faith made the following determinations:

(i) The Corporation does not wish, or consider it advisable, to offer the Ancillary Services directly to its tenants or others or has determined that rendering such Ancillary Services would jeopardize the qualification of the Corporation as a REIT under the Code;

(ii) Permitting others to render such Ancillary Services would likely increase the rental revenues or other income derived from the ownership of the Corporation's properties, enhance the competitiveness of the Corporation or otherwise provide economic benefits, directly or indirectly, to the Corporation; and (iii) The party or parties rendering the Ancillary Services are competent to do so, have experience in rendering such Ancillary Services and have entered into a written contract with the Corporation with respect to the provision of the Ancillary Services, having terms and conditions deemed fair and equitable by the Board.

Section 10.  INVESTMENT IN CORPORATION'S SHARES.  The Corporation may, at any time, at the discretion of the Board, invest in any class or series of the Common Stock or Preferred Stock, or in any of its promissory notes, commercial paper, Notes, debentures, bonds or other debt obligations, for the purpose of supporting the value of any such securities or for any other purpose.

ARTICLE VIII

INDEPENDENT ACTIVITIES

Section 1.  SHARES HELD BY DIRECTORS AND OFFICERS.  Any director or officer may acquire, own, hold and dispose of shares of capital stock in the Corporation, for his or her individual account, and may exercise all rights of a stockholder to the same extent and in the same manner as if he or she were not a director or officer.

Section 2.  BUSINESS INTERESTS AND INVESTMENTS OF DIRECTORS.  Subject to the limitations contained in this Section 2, any director who is not an officer of the Corporation may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his or her own account or for the account of others, of interests in real property or persons engaged in the real estate business, even if the same directly compete with the actual business being conducted by the Corporation, and is not required to present to the Corporation any business opportunity which comes to him or her even though such opportunity is within the Corporation's investment policies.

Section 3.  OTHER BUSINESS RELATIONSHIPS OF DIRECTOR.  Subject to the provisions of Article VII, any director or officer may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Corporation, and may receive compensation from such person as well as compensation as director, officer or otherwise hereunder, and no such activity shall be deemed to conflict with his or her duties and powers as director or officer.

ARTICLE IX

GENERAL PROVISIONS

Section 1.  DIVIDENDS.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter, if any, may be authorized by the Board at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Charter.

Section 2.  PAYMENT OF DIVIDENDS; DIRECTORS' DISCRETION TO ESTABLISH RESERVES.  Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the Corporation, and the Board may abolish any such reserve.

Section 3.  DUTIES.  Any distribution of income or capital assets of the Corporation to stockholders will be accompanied by a written statement disclosing the source of the funds distributed.  If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and a written statement disclosing the source of funds distributed will be sent to the stockholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

Section 4.  CORPORATE SEAL.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland."  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Section 5.  ANNUAL STATEMENT.  The Board shall cause an annual report to be sent to the stockholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation.  This report shall be sent at least thirty (30) days before the annual meeting of stockholders to be held during the next fiscal year and in the manner specified in Section 5 of this Article IX for giving notice to stockholders of the Corporation.  The annual report shall contain financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants.   If the Corporation engages an Advisor to administer its affairs, the annual report shall include the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and its Affiliates, including fees or charges paid to the Advisor and its Affiliates by third parties doing business with the Corporation.

Section 6.  FISCAL YEAR.  The Board shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

Section 7.  CONTRACTS.  The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board and upon the Corporation when authorized or ratified by action of the Board.

Section 8.  CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board.

Section 9.  DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may designate.

ARTICLE X

INDEMNIFICATION AND ADVANCES FOR EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity.  The Corporation may, with the approval of its Board, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.  The indemnification and payment of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

ARTICLE XI

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; PROVIDED, HOWEVER, that Section 3 of Article IX (relating to the written statement the Corporation is required to furnish to stockholders), Article VII except for Section 8 thereof (relating to investment policy and restrictions), Section 7 of Article IX (relating to an annual report), and the definitions in Article I, to the extent that such definitions are to be used in any of the Sections cited in this Article XII (relating to amendments to the Bylaws) may not be amended, repealed or modified, or inconsistent provisions adopted with respect thereto, without the affirmative vote of the stockholders holding a majority of the outstanding shares of each class entitled to vote.

ARTICLE XIII

MISCELLANEOUS

Section 1.  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.  The provisions of these Bylaws are separable, and if the Board shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Code, the Maryland General Corporation Law or other applicable federal or Delaware laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination of the Directors shall not affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including, but not limited to, the election of Directors) prior to such determination.  Such determination shall become effective when a certificate, signed by a majority of the Directors setting forth any such determination and reciting that it was duly adopted by the Directors, shall be filed with the books and records of the Corporation.  The Directors shall not be liable for failure to make any determination under this Section 1 of Article XIII.  Nothing in this Section 1 shall in any way limit or affect the rights of the Directors or the stockholders to amend these Bylaws.

Section 2.  RELIANCE UPON LEGAL ADVICE.  The Directors, including the Independent Directors, may retain one or more legal counsel to assist them in making any determination required by them, or which they are permitted to make, pursuant to the terms of these Bylaws.  Such directors shall not be liable for any loss caused by or resulting from any action taken or omitted in reliance upon any legal opinion rendered by such counsel, so long as the selection of the legal counsel and reliance on the advice was in good faith.

In making any such determinations, the Directors shall not, however, be obligated to follow the advice of any legal counsel engaged to advise them.

Section 3.  MARYLAND LAW TO GOVERN.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Maryland General Corporation Law shall govern the construction of these Bylaws.